UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                     July 1, 2008
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Date of Report (Date of earliest event reported)

                       New NRG Inc.
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(Exact name of Registrant as specified in its Charter)

Delaware                     000-26436                         91-2159311
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(State or other jurisdiction (Commission File No.)     (IRS Employer
     of incorporation)                                  Identification No.)


          1730 LaBounty Rd. PMB 213, Ferndale, WA 98248
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(Address of principal executive offices) (Zip Code)


                         360-384-4390
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              (Registrant's telephone number, including area code)



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(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Section 1  Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

	On July 1, 2008, New NRG Inc. (NRG) signed a Joint Venture Agreement with Biofuel Technologies A/S (BFT), to operate in the North American market. The company will focus on the development of projects and sales of technology for digestation of manure and production of methane and ethanol.
	The basic tenants of the JV are that New NRG Inc. will form a subsidiary which will be owned 75% by New NRG and 25% by Biofuel Technologies A/S.
	New NRG will fund the US JV company and provide such capital as is necessary to make additional equity acquisitions of technology providers in Europe.
	BFT will provide such technical expertise as is necessary to engineer, site develop and implement the technologies and provide such ongoing support as is necessary for routine maintenance and oversight.
	In addition BFT will place two members on the board of the subsidiary, Dr. Torben Bonde and Mr. Ole Kjaergaard. New NRG will place three members on the board which remain unchosen.
	BFT is a Danish company operating in the waste energy field specifically focused on digester technology. BFT is headed by Mr. Ole Kjaergaard and Dr. Torben Bonde. Dr. Bonde has over 25 years practical experience and application in digester design, development and technology creation. Dr. Bonde holds several patents on technologies which will be implemented in this joint venture.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  New NRG Inc.

  Date: July 1, 2008   /s/ Erik Nelson


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 Erik S. Nelson, Secretary